                                                  EXHIBIT 25(c)
_______________________________________________________________

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D. C.  20549
                   _________________________

                           FORM  T-2

                   STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939 OF
          AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE
          ___________________________________________
      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
       A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
           ________________________________________



Thomas J. Foley                                ###-##-####
(Name of Trustee)                 (Social Security Number)

450 West 33rd Street
New York, New York                                   10001
(Business Address: Street, City and State)      (Zip Code)

         _____________________________________________
                  THE POTOMAC EDISON COMPANY
      (Exact name of obligor as specified in its charter)




Maryland and Virginia                  13-5323955
(State or other jurisdiction           (I.R.S. employer
of incorporation or                    identification No.)
organization)

10435 Downsville Pike                                21740
Hagerstown, Maryland                            (Zip Code)
(Address of principal
executive offices)

                     First Mortgage Bonds

              (Title of the indenture securities)

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1.  Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    No such affiliation exists. Additionally, neither the trustee nor any affiliate of the trustee is an obligor on the indenture securities nor is any such person directly or indirectly controlling, controlled by, or under common control with such obligor.

9. Defaults by the Obligor.

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

    (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None.

11.  List of Exhibits.

        List below all exhibits filed as part of this Statement of Eligibility.

        None.


                                  SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, I, Thomas J. Foley, have signed this statement of eligibility in The City of New York and State of New York, on the 4th day of August, 1997.

                   THE CHASE MANHATTAN BANK


                   By /s/ Thomas J. Foley
                      Thomas J. Foley
                      Vice President